                                                                   Exhibit 10.16

                                 March 1,2001



Mr. James D. Carreker
6801 Baltimore
Dallas, Texas 75205

Dear Jim:

     This letter agreement (the "Agreement") confirms the agreement that we have reached regarding the termination of your employment with Wyndham International, Inc. ("WII") and its respective related and affiliated entities (collectively, the "Companies").

     The purpose of this Agreement is to establish a mutually agreeable arrangement for ending your employment. This Agreement does not constitute and should not be construed as an admission by the Companies that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the panics' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

     With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

     1.   Termination. You and WII hereby acknowledge that, subject to the
          -----------
provisions of this Agreement, you resigned your position as Chairman of the Board of WII effective October 13, 2000. Any offices, board of director seats or affiliations that you held with any of the Companies terminated as of October 13, 2000, other than your seat as a director of WII and any memberships you may have on committees of the Board of Directors of WII. Notwithstanding the foregoing, for purposes of determining your compensation and other benefits payable to you pursuant to the Executive Employment Agreement dated as of August 18, 1999 but effective as of April 19, 1999, between you and WII, as amended by Amendment No. 1 (the "Amendment") to Executive Employment Agreement dated as of March 27, 2000 (as so amended, the "Employment Agreement"), the date of termination of your employment wit WII shall be deemed to be December 31, 2000 (the "Date of Termination"). You and WII acknowledge and agree that your termination from employment is a termination for "Good Reason." and that you complied with the "Good Reason Process" following a "Good Reason Event" as such three terms are defined in Subparagraph 7(e) of the Employment Agreement.

     2.   Compensation and Benefits.
          -------------------------

          (a) Accrued and Unpaid Base Salary: Unused Vacation. Any accrued and
              -----------------------------------------------
     unpaid base salary was paid to you on or before January 10, 2001. You and WII agree that you have four weeks of accrued and unused vacation for which you will be paid

Mr. James D. Carreker
March 1, 2001
Page 2

     $48,000 on or before March 10, 2001, if such amount has not been paid to you prior to the date of this Agreement.

          (b)  Incentive Compensation. You and WII agree that for purposes of
               ----------------------
     computing your Incentive Compensation (as defined in the Employment Agreement) for 2000, the measurement of Employer EBITDA Achievement (as defined in the Employment Agreement) for 2000 for you shall not differ from the measurement of Employer EBITDA Achievement used to determine the incentive compensation for 2000 for the Chief Executive Officer of WII. You also agree that you shall, at the time of receipt of same, pay to WII as payment on the Master Note (as defined in the Employment Agreement) to the extent such Master Note is then unpaid, twenty-five percent (25%) of the after tax Incentive Compensation paid to you. For purposes of computing such after tax Incentive Compensation, you will be deemed to pay federal income taxes at the 39.6% marginal rate (or such higher rate, if any, as is the highest federal marginal rate for 2001 at the time of payment) and to pay no state or local taxes with respect thereto. Within ten (10) days after the date WII determines actual bonuses for 2000, WII will pay you any Incentive Compensation for 2000 to which you may be entitled, provided that WII may set-off against such payment up to 25% of the after tax amount of such Incentive Compensation to the extent the Master Note is then unpaid. You acknowledge that WII has paid you all of the Incentive Compensation for 2000 to which you are entitled pursuant to this Paragraph 2(c), consisting of $936,000 which was paid to you in January 2001.

          (c)  Severance. WII will pay you or your estate a severance amount
               ---------
     (the "Severance Amount") of $4,365,000, subject to your continuing strict adherence to the provisions of Paragraphs 5 and 6 of the Employment Agreement. You acknowledge and agree that the timely payment of this Severance Amount fully and completely satisfies the Companies' obligation to pay your severance under Paragraph (8)(d)(l) of the Employment Agreement. The Severance Amount shall be reduced by applicable withholdings and shall be payable without notice or demand in 36 equal monthly installments on the last day of each month, commencing January 31, 2001. In the event that you commence any employment as an employee during the period from October 13, 2000 through December 31, 2002, WII shall be entitled to set-off against any remaining installments of the Severance Amount (1) the lesser of (x) $312,000 or (y) 50% of all sums paid to you as base compensation for such new employment (but not as incentive or other compensation) during the period from October 13, 2000 through December31, 2001, and (2) the lesser of (x) $156,000 or (y) 25% of all sums paid to you as base compensation for such new employment (but not as incentive or other compensation) during the period from January 1, 2002 through December31, 2002. You shall provide WII prompt notice of any new employment and cash base compensation received during the period from October 13, 2000 through December 31, 2002.

          You acknowledge that on January 31, 2001, WII paid you the first installment of the Severance Amount, consisting of $121,250 (less applicable withholding) and on

Mr. James D. Carreker
March 1, 2001
Page 3

     February 28, 2001, WII paid you the second installment of the Severance Amount, consisting of $121,250 (less applicable withholding). Not later than March 1, 2001, WII shall deposit the remaining unpaid gross Severance Amount (including withholding) of $4,122,500 into escrow with Bank One Texas NA (the "Escrow Agent") pursuant to that certain Escrow Agreement being executed contemporaneously with this Agreement by and among WII, Executive and the Escrow Agent (the "Escrow Agreement"). Upon such deposit, the Severance Amount shall be paid to you in accordance with the terms of the Escrow Agreement. It is expressly understood and agreed, however, that the Escrow Agreement does not supersede the parties' rights and obligations under this Agreement, including those set forth below:

               (i)   Withholdings. When installments of the Severance Amount are
                     ------------
          paid to you, the Escrow Agent shall remit to WII the applicable federal and state, if any, withholdings on such employment earnings (in such amounts as WII shall from time to time inform the Escrow Agent and you) and WII shall pay such withheld amounts over to the appropriate taxing authorities.

               (ii)  Taxation of Unpaid Amounts. If you reasonably determine
                     --------------------------
          that federal income taxes are due on unpaid portions of the Severance Amount, you may, as specified in the Escrow Agreement, deliver a notice to the Escrow Agent and shall on the same date deliver a copy of such notice to WII notifying them of such determination and the amount of taxes due, whereupon the Escrow Agent shall on the eleventh day following receipt of such notice make payment to you of a portion of the Severance Amount equal to the amount of such income taxes and such advance payment shall be offset against any future payments of the Severance Amount; provided, however, that if WII objects to such determination by, as specified in the Escrow Agreement, delivering notice of its objection to the Escrow Agent (with a copy to you) within the ten days after the Escrow Agent's receipt of your notice, then the Escrow Agent shall suspend such advance payment of the Severance Amount unless and until (x) you and WII agree on the amount, if any, of such advance payment and deliver a notice of such agreement to the Escrow Agent, or (y) such dispute is settled pursuant to the arbitration procedures set forth in Paragraph 10 hereof, whereupon such advance payment, if any, of the Severance Amount shall be made in accordance with such arbitration award.

               (iii) Set-Off for other Employment. If WII is entitled to set off
                     ----------------------------
          against remaining installments of the Severance Amount base compensation received by you from other employment as provided in Paragraph 2(c) hereof and WII so elects to reduce the amount of the Severance Payment by such set-off, WII shall, as specified in the Escrow Agreement, deliver notice of such reduction to the Escrow Agent and shall on the same date deliver a copy of such notice to you, whereupon effective on the eleventh day following the delivery of such notice any subsequent installments of the Severance Amount payable to you shall be so

Mr. James D. Carreker
March 1, 2001
Page 4

          reduced and at the time of payment of such installments, the amount that has been set-off shall be paid by the Escrow Agent to WII; provided, however, that if you object to such reduction by, as specified in the Escrow Agreement, delivery of notice of your objection to the Escrow Agent (with a copy to WII) within the ten days after the Escrow Agent's receipt of WII's notice of reduction, then the Escrow Agent shall suspend further payments of the portion of the installments of the Severance Amount equal to the reduction specified in the notice by WII unless and until (x) you and WII agree on the amount, if any, of such reductions and deliver a notice of such agreement to the Escrow Agent, or (y) such dispute is settled pursuant to the arbitration procedures set forth in Paragraph 10 hereof, whereupon payment of the amount of such reduction shall be made in accordance with such arbitration award.

               (iv) Breach of Employment Agreement. If  WII is entitled to
                    --------- --------------------
          terminate the payment of any further installments of the Severance Amount due to a breach by you of Paragraph 5 or Paragraph 6 of the Employment Agreement, and WII so elects to terminate the payment of any further installments, WII shall, as specified in the Escrow Agreement, deliver notice of such termination to the Escrow Agent and shall on the same date deliver a copy of such notice to you, whereupon on the eleventh day following the delivery of such notice, the Severance Amount shall be terminated and all funds held by the Escrow Agent pursuant to the Escrow Agreement shall be returned to WII; provided, however, that if you object to such termination by, as specified in the Escrow Agreement, delivering notice of your objection to the Escrow Agent (with a copy to WII) within the ten days after the Escrow Agent's receipt of WII's notice of termination, then the Escrow Agent shall suspend further payments of installments of the Severance Amount unless and until (x) you and WII reach a resolution with respect to such termination and deliver a notice of such resolution to the Escrow Agent, or (y) such dispute is settled pursuant to the arbitration procedures set forth in Paragraph 10, whereupon payments of the Severance Amount shall be made in accordance with such arbitration award.

               (v)  Interest on Unpaid Amounts. The prevailing party in any
                    --------------------------
          arbitration proceeding pursuant to this Paragraph 2(c) shall be entitled to interest on any payments that were not paid when due from the due date at a rate equal to the lesser of 18% per annum or the maximum lawful rate. If you are the prevailing party in such arbitration, the interest provided herein shall be in lieu of, and not in addition to, the interest provided for in the last sentence of Paragraph 18 of the Employment Agreement.

          (d)  Effect of Termination on Equity Grants. You and WII understand
               --------------------------------------
     and acknowledge that on the Date of Termination all stock options and stock-based grants shall immediately vest and become exercisable and you shall have one year from December 31, 2000 or the remaining option term (not to exceed four years), if later, to

Mr. James D. Carreker
March 1, 2001
Page 5


     exercise the stock options. Your rights with respect to any vested stock options and other vested stock-based awards granted to you by the Companies shall survive the Date of Termination in accordance with and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted.

          (e)  Health/Dental/Vision Benefits. Until December 31, 2003, WII shall
               -----------------------------
     pay such health insurance premiums as may be necessary to allow you, your spouse and other dependents to receive health insurance coverage substantially similar to that provided to you by WII as of October 12, 2000. WII may satisfy its obligations hereunder by allowing you to participate at WII's expense in WII's existing group health, dental and vision plans. Nothing herein shall be construed to affect your or your dependants' rights to receive continuation coverage under WII's group health, dental and vision plans to the extent authorized by and consistent with 29 U.S.C. (~) 1161 et seq. (commonly known as "COBRA") and applicable group health, dental and vision plan terms.

          (f)  Membership Dues. Until December31, 2003, WII will pay all
               ---------------
     membership dues and assessments (but not charges for goods and services) incurred by you wit respect to your country club membership at Preston Trails Golf Club or an equivalent country club selected by you.

          (g)  Automobile. Until December31, 2003, WII shall provide you, on the
               ----------
     same terms and conditions as in effect on October 12, 2000, with a company car or allowance therefor consisting of a BMW 750i or equivalent selected by you.

          (h)  Life Insurance. Until December 31, 2003 or your earlier death,
               --------------
     WII shall maintain in effect and pay the premiums on, a life insurance policy on your life in the amount of $2,000,000.00. You shall have the right to designate the beneficiary of such policy.

          (i)  Disability Insurance. Until December31, 2003 or your earlier
               --------------------
     death, WII shall maintain in effect and pay the premiums on, a long-term disability insurance policy providing coverage for you substantially similar to the coverage you were receiving as of October 12, 2000.

          (j)  Office Space: Assistant. Until December 31, 2003, WII at its
               -----------------------
     expense will provide you with an office, all reasonable occupancy expenses associated therewith, a parking space therefor, related telephone and telefax facilities, and an assistant (Martha Rogers, or her replacement reasonably approved by you) at the location of your current office. So long as Martha Rogers is your assistant during such period, her monthly parking fee at such location shall not exceed $25.00. If the finish out by WII of your current office space is taxable compensation to you for federal income tax purposes, then WII will pay to you an amount (the "Gross-Up Payment") such that after payment by you of the federal income tax imposed on the Gross-Up Payment, you retain an amount of the

Mr. James D. Carreker
March 1, 2001
Page 6


     Gross-Up Payment equal to the federal income tax paid by you on such compensation for such finish out.

          (k)  Outplacement. For a period of one year after December 31, 2000,
               ------------
     WII shall pay for the cost of executive outplacement services selected by you for use in connection with obtaining alternate employment.

          (l)  Tax Preparation. Until December 31, 2005, WII shall provide
               ---------------
     reasonable assistance and support to you or your estate as you or your estate shall reasonably require with the preparation and filing of tax returns, statements and forms insofar as such returns, statements or forms relate to your employment or other association with the Companies or any of their respective predecessors or affiliates. At the election of WII or you, such assistance and support shall be provided by either WII tax personnel or certified public accountants selected and compensated by WII.

          (m)  Promissory Notes. The Amended Original Note and the Master Note
               ----------------
     (each as defined in the Employment Agreement) shall continue in full force and effect in accordance with their respective terms, provided, that you may, if you so elect, at any time and from time to time, upon providing reasonable advance notice to WII and entering into documentation reasonably satisfactory to WII evidencing such substitution of collateral, substitute, one share for one share, other shares of Class A Common Stock, par value
     5.01 per share (the "Class A Common Stock"), of WII, for the shares of Class A Common Stock that are currently held as "Collateral" for the Amended Original Note (it being acknowledged such shares currently being held formerly represented paired shares of the common stock of WII and Patriot American Hospitality, Inc.). As provided in Paragraph 2(b), you shall, at the time of receipt of same, pay to WII as payment on the Master Note (but not on the Amended Original Note) to the extent such Master Note is unpaid, twenty-five percent (25%) of the after tax Incentive Compensation paid to you for 2000 pursuant to Paragraph 2(b) hereof. In addition, you shall, at the time of receipt of same, pay to WII as payment on the Master Note to the extent such Master Note is then unpaid, a total of fifty percent (50%) of any after tax gain resulting from the exercise of options under the Option Agreement (as defined in the Employment Agreement). For purposes of computing the after tax gain on any such exercise, you will be deemed to pay federal income taxes at the highest marginal rate of federal taxation in effect at the time of exercise for the applicable calendar year and state and local taxes at the highest marginal rates of taxation in the state and locality where taxes thereon are lawfully due, net of the maximum reduction (if any) in federal income taxes that could be obtained from deduction of deductible state and local taxes.

          (n)  Indemnification. WII hereby agrees to forever indemnify you in
               ---------------
     your capacity as a director of WII and Previous Employer (as defined in the Employment Agreement) to the extent set forth in the Agreement of Ratification and Renewal of Indemnification dated April 19, 1999 between WII and you (the "Indemnification Agreement"), which indemnity shall survive any termination of the Indemnification Agreement.

Mr. James D. Carreker
March 1, 2001
Page 7


          (o)  Other Benefits. Except as expressly provided above, your
               --------------
     eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Date of Termination in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs; provided, however, that at all future dates, you shall be provided with rights and benefits under WII's Property Usage Policy comparable to the standard rights and benefits provided under such policy to directors who are currently serving on the Board of Directors of WII.

     3.   Release of Claims. So long as the Companies timely recognize and honor
          -----------------
the agreements made herein, you voluntarily and irrevocably release and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, (including but not limited to Patriot American Hospitality, Inc. ("PAHI")), and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, arid debts that relate in any manner to your employment with or services for the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement SAVE AND EXCEPT for indemnification pursuant to the Indemnification Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your termination as described in Paragraph 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful retaliation or discrimination under the common law or any federal, state or local statute or law (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, Tex. Lab. Code Sections 21.001, et seq., and Tex. Hum. Res. Code Sections 12 1.001, et seq.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the above waived Claims. This Paragraph 3 does not release any claim for non-performance or breach after the date hereof of this Agreement.

     You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees.

     4.   Employment Agreement. This Agreement supersedes all provisions of the
          --------------------
Employment Agreement other than Paragraphs 5 (Unauthorized Disclosure), 6 (Covenant Not to Compete), 9 (Parachute Payment), 10 (Notice), 12 (Tag Along and Piggyback Rights), 13

Mr. James D. Carreker
March 1, 2001
Page 8


(Loans), 14 (Miscellaneous), 15 (Validity), 16 (Counterparts), 17 (No Mitigation), 18 (Arbitration; Other Disputes), 19 (Third-Party Agreement and Rights), 20 (Legal Fees), 21 (Litigation and Regulatory Cooperation) and 22 (Conflicts), or of Paragraphs 6 and 7 of the Amendment. The provisions of all the above-referenced paragraphs are incorporated herein by reference and shall continue to bind the Companies and you in accordance with their respective terms.

     5.   Return of Property. All documents, records, material and all copies of
          --------- --------
any of the foregoing pertaining to Confidential Information (as defined in Paragraph 5(a) of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment with WII or any of the Companies ("Property") have been and remain the sole property of the Companies. You shall return all Property to the Companies on or before the Date of Termination or as soon thereafter as you become aware that such Property is in your possession. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies or your IBM Thinkpad or the computer to be used by your assistant at the location of your current office or any materials in your possession in your capacity as a director (including as a member of any committee of the board of directors) of WII.

     6.   Additional Representations. Warranties and Covenants. As a material
          ----------------------------------------------------
inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

          (a) You have not assigned to any third party any Claim released by this Agreement.

          (b) You have not heretofore filed with any agency or court any Claim released by this Agreement.

     7.   Further Assurances. Upon the terms and subject to the conditions
          ------------------
herein provided, each of the panics hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     8.   Exclusivity. This Agreement sets forth all the consideration to which
          -----------
you are entitled from the Companies by reason of your termination and your duties for the Companies while employed, and you agree that you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan except to the extent provided for herein or as determined by the Board of Directors of Will with respect to your service as a director.

     9.   Tax Matters. All payments and other consideration provided to you
          -----------
pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the

Mr. James D. Carreker
March 1, 2001
Page 9


Companies reasonably determine to be required for tax purposes, provided, however, that such withholding shall not reduce the gross Severance Amount deposited with the Escrow Agent.

     10.  Arbitration of Disputes. Any controversy or claim arising out of or
          -------------- --------
relating to this Agreement or the breach hereof shall, to the fullest extent permitted by law, be settled by arbitration in accordance with Paragraph 18 of the Employment Agreement. This Paragraph 10 shall be specifically enforceable. Notwithstanding the foregoing, this Paragraph 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Paragraph 10.

     11.  Consent to Jurisdiction. To the extent that any court action is
          -----------------------
permitted consistent with or to enforce Paragraph 10 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in or for Dallas County, Texas. Accordingly, with respect to any such court action, you and the Companies (a) submit to the personal jurisdiction of such courts;
(b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     12.  Notices. Acknowledgements and Other Terms.
          -----------------------------------------

          (a) You are advised to consult with an attorney before signing this Agreement.

          (b) You acknowledge and agree that WII's promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

          (c) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by the Companies or any representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

          (d) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of WII so that it is received by close of business on the twenty-second (22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the

Mr. James D. Carreker
March 1, 2001
Page 10


     twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven (7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of WII before the end of such period, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period (the "Effective Date").

          (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

          (f) The law of the State of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

          (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

          (h) This Agreement may be modified only by a written agreement signed by you and an authorized representative of WII.

          (i) This Agreement and the Escrow Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to any related subject matter, except as provided in Paragraph 4 hereof and except for the Amended Original Note, the Master Note, the Option Agreement and the Indemnification Agreement which remain in effect in accordance with their respective terms, except as amended by this Agreement.

          (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

Mr. James D. Carreker
March 1, 2001
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     If you agree to these terms, please sign and date below and return this
Agreement to the General Counsel of WII within 22 days.


                                         Sincerely,

                                         WYNDHAM INTERNATIONAL, INC.


                                         By /s/ Fred Kleisner
                                           -----------------------------------
                                           Fred Kleisner
                                           Chief Executive Officer & Chairman

Accepted and agreed to:

  /s/ James D. Carreker                             2-28-01
------------------------                 -------------------------------------
James D. Carreker                        Date